Exhibit 99.1

Precision BioSciences Completes License Deal with TG Therapeutics for Cell Therapy Azer-Cel in Treatment of Autoimmune Diseases

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Precision to Receive $17.5 Million in Upfront and Near-Term Payments with Potential for up to $288 Million in Other Development Milestone Payments
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Upfront Cash and Near-Term Payments Expected to Extend Precision’s Cash Runway into the First Half of 2026 and Fund Precision’s Wholly-Owned In Vivo Gene Editing Programs Through PBGENE-HBV and PBGENE-PMM Phase I Clinical Data

DURHAM, N.C., January 9, 2024 -- Precision BioSciences, Inc. (Nasdaq: DTIL), an advanced gene editing company utilizing its novel proprietary ARCUS® platform to develop in vivo gene editing therapies for sophisticated gene edits, including gene elimination, insertion, and excision, today announced completion of a strategic transaction with TG Therapeutics, Inc. (Nasdaq: TGTX) for an exclusive license to develop Azercabtagene Zapreleucel (azer-cel) for autoimmune diseases, and other indications outside of cancer.

“We are excited to extend the utility of our allogeneic CAR T assets into immunology by collaborating with TG Therapeutics as they advance novel treatments for B-cell diseases. Key factors in our decision to partner with the TG team include their recent development, regulatory and commercial successes in the multiple sclerosis space, which we believe are strong indicators of the commitment and expertise they will bring to the development of azer-cel in autoimmune diseases,” said Michael Amoroso, President and Chief Executive Officer at Precision BioSciences. “As TG Therapeutics assumes development of azer-cel for immunology, Precision will remain focused on capitalizing on the utility of ARCUS for gene elimination and gene insertion, beginning with our wholly owned PBGENE-HBV program for chronic hepatitis B and PBGENE-PMM for primary mitochondrial myopathy.”

“After an extensive review of the CAR T products available for development in immunology, we are excited to bring azer-cel into our portfolio as we look to expand our offerings for patients suffering from autoimmune diseases,” said Michael S. Weiss, Chairman and Chief Executive Officer of TG Therapeutics. “We are pleased to partner with Precision BioSciences for azer-cel, and the equity investment we are making is indicative of our optimism in the near- and long-term opportunities for ARCUS for in vivo gene editing.”

In exchange for global rights to azer-cel for autoimmune diseases and indications outside of cancer, Precision will receive upfront and potential near-term economics valued at $17.5 million. The upfront payment of $7.5 million will consist of cash and the purchase of 2,920,816 shares of Precision common stock by TG Therapeutics at a price of $0.77 per share, a 100% premium to the 30-day volume-weighted average price (VWAP) prior to purchase. Precision will also receive $2.5 million within 12 months, as an equity investment in Precision’s common stock at 100% premium to the then 30-day VWAP prior to purchase. Upon the achievement of certain near-term clinical milestones, Precision will receive an additional $7.5 million payment in cash and the purchase of Precision common stock by TG Therapeutics at a 100% premium to the then current 30-day VWAP. Precision is eligible to receive up to $288 million in additional milestone payments based on the achievement of certain clinical, regulatory, and commercial milestones, in addition to high-single-digit to low-double-digit royalties on net sales.

“With this deal and the Imugene oncology collaboration for azer-cel announced in August 2023, Precision has now completed two cell therapy collaborations to realize value from our allogeneic CAR T platform while enabling development of azer-cel for patients in diseases with high unmet need. These transactions are expected to extend our runway and will fund continued development of our wholly owned in vivo gene editing programs. As a result of these two accretive partnerships, Precision has received or is eligible to receive $47 million in upfront and potential near-term payments and has the potential to receive more than $900 million in development, regulatory and commercial milestone payments,” added Mr. Amoroso.

Although it has not finalized its full financial results for the year ended December 31, 2023, Precision expects to report that it had approximately $116 million in cash and cash equivalents as of December 31, 2023. Upfront and potential near-term cash from azer-cel transactions, along with existing cash and cash equivalents, expected operational receipts, continued fiscal and operating discipline, availability of Precision’s at-the-market (ATM) facility, and available credit are expected to extend Precision’s cash runway into the first half of 2026 and through clinical phase 1 readouts for its wholly owned HBV and PMM programs.

Precision will continue to evaluate potential partners for other assets from its allogeneic CAR T platform that are no longer being developed internally, including PBCAR19B stealth cell and BCMA targeting CAR T assets for multiple myeloma.

About Precision BioSciences, Inc.

Precision BioSciences, Inc. is an advanced gene editing company dedicated to improving life (DTIL) with its novel and proprietary ARCUS® genome editing platform that differs from other technologies in the way it cuts, its smaller size, and its simpler structure. Key capabilities and differentiating characteristics may enable ARCUS nucleases to drive more intended, defined therapeutic outcomes. Using ARCUS, the Company’s pipeline is comprised of in vivo gene editing candidates designed to deliver lasting cures for the broadest range of genetic and infectious diseases where no adequate treatments exist. For more information about Precision BioSciences, please visit www.precisionbiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the clinical development and expected safety, efficacy and benefit of our product candidates (including azer-cel) and gene editing approaches including editing efficiency and differentiating aspects; the suitability of azer-cel for oncology indications and non-oncology indications including immunological diseases; the suitability of ARCUS nucleases for gene insertion, large gene deletion, and other gene editing approaches; the expected timing of regulatory processes; expectations about our operational initiatives and business strategy; expectations around partnership opportunities; our expected cash runway; expectations about achievement of key milestones and receipt of any milestone, royalty, or other payments; expectations regarding our liquidity and capital resources; and anticipated timing of initial clinical data. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. These statements are neither promises nor guarantees, and involve a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to, our ability to become profitable; our ability to procure sufficient funding to advance our programs; risks associated with our capital requirements, anticipated cash runway, requirements under our current debt instruments and effects of restrictions thereunder, including our ability to raise additional capital due to market conditions and/or our market capitalization; our operating expenses and our ability to predict what those expenses will be; our limited operating history; the progression and success of our programs and product candidates in which we expend our resources; our limited ability or inability to assess the safety and efficacy of our product candidates; the risk that other genome-editing technologies may provide significant advantages over our ARCUS technology; our dependence on our ARCUS technology; the initiation, cost, timing, progress, achievement of milestones and results of research and development activities and preclinical and clinical studies, including clinical trial and investigational new drug applications; public perception about genome editing technology and its applications; competition in the genome editing, biopharmaceutical, and biotechnology fields; our or our collaborators’ or other licensees’ ability to identify, develop and commercialize product candidates; pending and potential product liability lawsuits and penalties against us or our collaborators or other licensees related to our technology and our product candidates; the U.S. and foreign regulatory landscape applicable to our and our collaborators’ or other licensees’ development of product candidates; our or our collaborators’ or other licensees’ ability to advance product candidates into, and successfully design, implement and complete, clinical or field trials; potential manufacturing problems associated with the development or commercialization of any of our product candidates; our ability to obtain an adequate supply of T cells from qualified donors; delays or difficulties in our and our collaborators’ and other licensees’ ability to enroll patients; changes in interim “top-line” and initial data that we announce or publish; if our product candidates do not work as intended or cause undesirable side effects; risks associated with applicable healthcare, data protection, privacy and security regulations and our compliance therewith; our or our licensees’ ability to obtain orphan drug designation or fast track designation for our product candidates or to realize the expected benefits of these designations; our or our collaborators’ or other licensees’ ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate; the rate and degree of market acceptance of any of our product candidates; our ability to effectively manage the growth of our operations; our ability to attract, retain, and motivate executives and personnel; effects of system failures and security breaches; insurance expenses and exposure to uninsured liabilities; effects of tax rules; effects of the COVID-19 pandemic and variants thereof, or any pandemic, epidemic, or outbreak of an infectious disease; the success of our existing collaboration agreements, and our ability to enter into new collaboration arrangements; our current and future relationships with and reliance on third parties including suppliers and manufacturers; our ability to obtain and maintain intellectual property protection for our technology and any of our product candidates; potential litigation relating to infringement or misappropriation of intellectual property rights; effects of natural and manmade disasters, public health emergencies and other natural catastrophic events; effects of sustained inflation, supply chain disruptions and major central bank policy actions; market and economic conditions; risks related to ownership of our common stock, including fluctuations in our stock price; our ability to meet the requirements of and maintain listing of our common stock on Nasdaq or other public stock exchanges; and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website under SEC Filings at investor.precisionbiosciences.com.

All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor and Media Contact:

Mei Burris

Senior Director of Finance and Controller

Mei.Burris@precisionbiosciences.com